EXHIBIT 99.4

EXECUTION COPY

SUB-LICENSE AGREEMENT

between

MARCAS MODELO, S.A. DE C.V.

and

CROWN IMPORTS LLC

Dated: January 2, 2007

SUB-LICENSE AGREEMENT

This Sub-license Agreement (“Agreement”), dated this 2nd day of January, 2007, by and between Marcas Modelo, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Marcas Modelo”), and Crown Imports LLC, a Delaware limited liability company (“Importer”).

WITNESSETH:

WHEREAS, Extrade II, S.A. de C.V. (“Extrade II”) and Importer are parties to a certain Importer Agreement, dated as of the date hereof, pursuant to which Importer has the exclusive right to import and sell certain beer products of Grupo Modelo, S.A. de C.V. (“Grupo Modelo”) or another member of the Modelo Group in the Territory (as defined below) (“Importer Agreement”);

WHEREAS, Marcas Modelo desires to grant to Importer and Importer desires to obtain from Marcas Modelo an exclusive sub-license to use the Trademarks (as defined below) within the Territory solely in connection with the activities contemplated by the Importer Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. For purposes of this Agreement, the following terms have the meanings set forth below:

“Barton” means Barton Beers, Ltd., a Maryland corporation.

“Barton Membership Interest” has the meaning assigned to that term in the Company Agreement.

“Beer” means beer, ale, porter, stout, malt beverages, and any other versions or combinations of the foregoing, including, without limitation, non-alcoholic versions of any of the foregoing.

“Case” means (1) units aggregating approximately 288 ounces (except with respect to CORONITA in which instances such units shall aggregate approximately 168 ounces) plus (2) their Containers.

“Company Agreement” means the Amended and Restated Limited Liability Company Agreement, dated of even date herewith, by and between the Modelo Party and Barton, which governs the business operations of Importer.

“Container” includes the bottle, can or similar receptacle in which Product is directly placed, and the box, carton or similar item in which such receptacle is packaged.

“Extrade II” means Extrade II, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

“Form” has the meaning assigned to that term in Section 2.3.

“herein” and “hereunder” refer to this entire Agreement.

“Importer” means Crown Imports LLC, a Delaware limited liability company.

“Importer Agreement” means the importer agreement, dated as of the date hereof, by and between Importer and Extrade II.

“law”, unless otherwise expressly stated in this Agreement, includes statutes, regulations, decrees, ordinances and other governmental requirements, whether federal, state, local or of other authority.

“Modelo Group” means Grupo Modelo and all Persons that, now or in the future, are related to Grupo Modelo by virtue of Grupo Modelo’s direct or indirect share ownership; provided, however, that for purposes of this Agreement, Importer shall not be a member of the Modelo Group.

“Modelo Party” means GModelo Corporation.

“person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, a company with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal representative, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted.

“Product” means (i) Beer packaged in Containers bearing one or more of the Trademarks, or (ii) any other Beer, whether or not bearing one or more Trademarks, which is produced, marketed or sold by Grupo Modelo or any member of the Modelo Group in or into the Territory during the term of this Agreement.

“Territory” means the fifty states of the United States of America, the District of Columbia and Guam.

“Trademarks” means the trademarks described in Exhibit A to this Agreement as belonging to a member of the Modelo Group, as such Exhibit may be supplemented from time to time pursuant to Section 2.2, together with the trademark rights related thereto referred to in Section 2.8.

“West Coast Importer Agreement” means the importer agreement, dated as of November 22, 1996, by and between Barton and Extrade, S.A. de C.V., as amended.

1.2. Construction

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article”, “Section”, “Schedule” or “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of this Agreement, unless otherwise specifically stated; (v) the words “include” or “including” shall mean “include, without limitation” or “including, without limitation;” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) References to statutes shall include all regulations promulgated thereunder and, except to the extent specifically provided below, references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement is the joint drafting product of the parties hereto and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.

(f) All amounts in this Agreement are stated and shall be paid in United States dollars.

ARTICLE II

EXCLUSIVITY

2.1. Marcas Modelo hereby grants to Importer during the term of this Agreement an exclusive sub-license to use the Trademarks within the Territory, solely in connection with the activities contemplated by the Importer Agreement; that being the importation and sale of the Product (including sales for resale) as well as for the purposes of advertising, promoting and marketing the Product, creating and distributing collateral sales and promotional materials for the Product and in connection with other items to be provided without charge to consumers in conjunction with the advertising, promotion and marketing of the Product; provided, however, that with respect to promotional materials the foregoing sub-license shall be non-exclusive. Any such use shall be subject to the provisions of Section 2.3 of this Agreement. Marcas Modelo represents to Importer that Marcas Modelo has full authority and right to grant the foregoing sub-license to Importer. For all other purposes and uses, including promotional materials, Marcas Modelo retains the rights to sub-license the Trademarks in the Territory. For the purposes of this Agreement it is understood that the use by Importer of the Trademarks in connection with advertising and promotional material that may be accessible to persons residing outside the Territory, such as the use on an internet site or in a periodical that may have some distribution outside the Territory, shall not be a violation of this Agreement provided that: a) the media chosen is not primarily directed to persons residing outside the Territory or chosen with the intent of communicating with persons residing outside the Territory as in the case of a website with an address indicating a source in a foreign country (e.g. .ca) or a periodical that is primarily distributed to persons outside the Territory; and b) subject to Section 3.2 of the Importer Agreement, the Products and other services and items offered in connection with the advertising and promotion of the Products are not provided by Importer to persons that are not physically within the Territory at the time in question.

2.2. In the event, during the term of this Agreement, Marcas Modelo or any member of the Modelo Group plans to use a new trademark on any Product to be sold in the Territory, Marcas Modelo shall give Importer written notice of such plan not less than ninety (90) days before implementation thereof. At the written election of Importer delivered to Marcas Modelo within ninety (90) days of the receipt by Importer of such notice, the parties shall amend this Agreement to add such new trademark to Exhibit A.

2.3. Importer may not use any of the Trademarks, including but not limited to use on labels, packaging, promotional materials, displays and in advertising and promotion, except in a form, color, style, manner and appearance and with surrounding content (“Form”) and in connection with such goods or items as previously approved by Marcas Modelo as provided below. For purposes of this Agreement, any materials supplied by or on behalf of Marcas Modelo to Importer bearing any of the Trademarks for use in connection with the performance of this Agreement and the Importer Agreement and any materials previously approved for use by Barton, including pursuant to the West Coast Importer Agreement, the Modelo Sub-license Agreement, and/or the Pacifico Sub-license Agreement by and between Procermex, Inc. and Barton dated November 22, 1996, shall be deemed approved by Marcas Modelo for ordinary use in the performance of this Agreement and the Importer Agreement, except as provided below. To the extent that Importer wishes to use a Trademark in a Form or for a use other than one that has been previously approved, it shall submit a written request to Marcas Modelo specifying the requested new Form or use along with a sample of the use. If Marcas Modelo approves such request in writing (such approval not to be unreasonably withheld) Importer may commence use of the Trademark in the Form or use requested pursuant to the terms of this Agreement and subject to any reasonable limitations that may be imposed by Marcas Modelo in connection with its approval. As described above, Marcas Modelo may from time to time prescribe reasonable changes in the approved Form or use of the Trademarks and Importer shall comply with such changes provided that it is either permitted a reasonable period to exhaust the existing inventory of material that would no longer be deemed to constitute an approved use or is otherwise compensated for any costs that it may incur if it is not permitted to exhaust such inventory.

2.4. The parties will cooperate and consult in good faith to determine, on a case by case basis, whether to register and maintain registrations for the Trademarks or to take such other administrative action as may be appropriate to attempt to record or register Marcas Modelo’s rights in the Trademarks in the Territory. Importer shall from time to time, as soon as reasonably possible after learning of the facts or law relating thereto, notify Marcas Modelo of any Federal, state, local or other filing (included but not limited to any applications for, or renewals of, any trademarks or similar registrations) that Importer considers to be necessary, appropriate or advisable to protect the Trademarks or other ownership rights with respect to the

Products in the Territory. Marcas Modelo agrees to take commercially reasonable means to maintain any existing registrations for the specific marks included in the Trademarks and such other marks as it may deem to be appropriate. Marcas Modelo reserves the right to make all final determinations of this nature. In the event that Marcas Modelo makes a determination that registration or maintenance of registration is not appropriate, Importer may request that Marcas Modelo proceed with the registration or maintenance with all costs resulting therefrom to be borne by Importer and such request shall not be unreasonably denied provided that Marcas Modelo retains control of the application process and all decisions pertaining thereto. All ownership rights in any such registrations shall belong to Marcas Modelo or Modelo Group and not Importer. Importer has no right to seek to register or otherwise claim ownership in any of the Trademarks or variations thereon or any derivative works based thereon.

2.5. The parties will cooperate and consult in good faith to determine, on a case by case basis, the best means by which to address any infringement or suspected infringement of the Trademarks in the Territory. Marcas Modelo reserves the right to make all final determinations of this nature. In the event that Marcas Modelo decides not to pursue any act that Importer deems to constitute infringement or suspected infringement of the Trademarks in the Territory, Importer may request the right from Marcas Modelo to pursue such infringement or suspected infringement, at its own expense, and such requests shall not be unreasonably denied and in the event that any such request is granted, Marcas Modelo shall provide reasonable cooperation to Importer in connection therewith.

2.6. Marcas Modelo or Modelo Group shall be deemed to be the exclusive owner of all intellectual property used or developed in connection with this Agreement by Importer or any other party that a) incorporates the Trademarks or any variations thereof or derivative works based upon any of the Trademarks; b) in the absence of this Agreement, would infringe upon or otherwise violate the rights of Marcas Modelo or Modelo Group in the Trademarks under the laws of the Territory, or c) is based upon confidential or proprietary information or such other names, marks, ideas, concepts or material created by or belonging to Marcas Modelo or Modelo Group. As between the parties and unless contrary to applicable law, Importer shall be the owner of any intellectual property independently developed by Importer that does not pertain to the areas set forth above.

2.7. Importer shall acquire no ownership rights in the Trademarks or variations thereon or derivative works based thereon or any intellectual property deemed to be owned by Marcas Modelo or Modelo Group as a result of this Agreement. Importer shall, at any time requested by Marcas Modelo or Modelo Group, whether during or subsequent to the term hereof, disclaim in writing any such property interest or ownership in the Trademarks. Upon the termination of the Joint Venture Agreement (as defined in the Company Agreement), all rights of Importer to use the Trademarks as provided herein and any other intellectual property belonging to Marcas Modelo or Modelo Group shall be terminated, including the right to continue to do business under any name that incorporates the name “Crown”, and revert to Marcas Modelo. Notwithstanding the above, Importer shall be permitted, unless otherwise agreed, a reasonable time in which to exhaust any inventory of Product bearing or incorporating the Trademarks and Importer shall not be liable for any advertising and promotional activities that were scheduled in good faith prior to the termination and cannot be cancelled.

2.8. Ownership of the Trademarks and of the goodwill associated therewith shall at all times remain in Modelo Group, and any rights which may accrue as a result of advertising or sales of the Product by Importer shall be the sole and exclusive property of Modelo Group. Trademark rights (1) shall include any additions or modifications to the Trademarks, as well as any slogan, musical composition, name, emblem, symbol, trade dress or other device used to identify or refer to the Product or any Trademark sub-licensed hereunder, whether developed, created or used by, the Modelo Group, Importer or a distributor in the Territory of Modelo Group or Importer, and (2) may be used by Modelo Group, by Marcas Modelo or their importers, or their distributors or sub-licensees, as Modelo Group and Marcas Modelo may desire, in other territories, in addition to the use thereof made in the Territory under this Agreement. If any such addition, modification or device is to be separately registered under the laws protecting trademarks, copyrights or other property rights, it shall be registered only in the name of Modelo Group, and Importer shall execute such documents as may be necessary to accomplish such registration.

2.9. If, for any reason or circumstances, Importer is deemed under any law or regulation to have acquired any right or interest with respect to the Trademarks, Importer shall, at the request of Marcas Modelo or Modelo Group, promptly execute any document reasonably needed in order for Importer to transfer to Marcas Modelo or Modelo Group any and all such rights, titles and interests in and to the Trademarks, including the goodwill which these represent. Such obligation shall continue after termination or expiration of this Agreement and any extensions thereof.

2.10. Importer shall not, either directly or indirectly:

(a) establish, form, be an owner of, operate, administer, authorize or control any company, division, corporation, association or business entity under any name which includes any of the Trademarks, either in whole or part, or under any name which is similar to the Trademarks (other than with respect to the Importer, “Crown”);

(b) use (except as expressly authorized by this Agreement to use the Trademarks), register, or in any other manner claim the ownership of a trademark, trade name, commercial name, firm name or service mark which includes any of the Trademarks either wholly or partially, or which is similar to any of the Trademarks; or

(c) use any Trademark on or in connection with any beer or other object other than a Product, except as expressly permitted by this Agreement.

2.11. Importer shall not alter or modify the Trademarks in any way, or apply any other trademarks or markings to the Products, without prior written approval of Marcas Modelo. Importer agrees not to use the Trademarks after termination of this Agreement. During the term of this Agreement and after termination or expiration thereof Importer shall not use any confusingly similar symbol, name, trademark or device for any goods or services.

2.12. Importer shall comply with all reasonable instructions from Modelo Group as to requirements for the use, protection and maintenance of the Trademarks. Importer shall do nothing nor knowingly permit anything within its control to happen which will diminish or adversely affect the right and title of Modelo Group to the Trademarks, to the goodwill and the good name associated therewith, or to their value, and Importer shall comply with all reasonable instructions it may receive from Modelo Group on this subject.

2.13. Importer shall, consistently with the provisions of this Agreement, use its best efforts to protect the Trademarks or any other trademarks which may be sub-licensed or licensed to it by Marcas Modelo in the future.

2.14. Importer shall cause all of its suppliers of advertising, promotional materials or any other element that uses the Trademarks to identify the Products to obtain a license agreement from Marcas Modelo or the corresponding Modelo Group entity.

ARTICLE III

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3.1. [****]

3.2. [****]

ARTICLE IV

TERM

4.1. The term of this Agreement shall commence on the date hereof and shall continue until such time as the Modelo Party purchases Barton’s interest in Importer pursuant to the Company Agreement.

4.2. The parties acknowledge and agree that, except as otherwise set forth in Section 4.3, so long as Barton is a member of Importer, Marcas Modelo shall have no right to terminate this Agreement notwithstanding any breach of this Agreement by Importer.

4.3. In the event that Importer fails to make a material payment under Section 3.2 or under Section 5.6 of the Importer Agreement, then Marcas Modelo may terminate this Agreement, provided Marcas Modelo gives Importer, Diblo, S.A. de C.V. and Barton written notice of such failure and such failure continues for more than sixty (60) days after giving such notice to such persons.

ARTICLE V

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principals of conflicts of laws that would require application of the substantive laws of any other jurisdiction. Importer and Marcas Modelo irrevocably consent to the exclusive personal jurisdiction and venue of the courts of the State of New York or the federal courts of the United States, in each case sitting in New York County, in connection with any action or proceeding arising out of or relating to this Agreement. Importer

[****]	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

and Marcas Modelo hereby irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of such action or proceeding brought in such a court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum. Importer and Marcas Modelo irrevocably consent to the service of process with respect to any such action or proceeding in the manner provided for the giving of notices under Section 6.4, provided, the foregoing shall not affect the right of either Importer or Marcas Modelo to serve process in any other manner permitted by law. Importer and Marcas Modelo hereby agree that a final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any jurisdiction by suit on the judgment or in any manner provided by applicable law.

ARTICLE VI

MISCELLANEOUS

6.1. Neither party may assign any right under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

6.2. The captions used in this Agreement are for convenience of reference only and shall not affect any obligation under this Agreement.

6.3. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts, taken together, shall constitute one and the same instrument. Signatures sent by facsimile shall constitute and be binding to the same extent as originals. This Agreement may not be amended except by an instrument in writing signed by both parties.

6.4. Any notice, claims, requests, (except for requests made under Section 2.3 hereof) demands, or other communications required or permitted to be given hereunder shall be in writing and will be duly given if: (a) personally delivered, (b) sent by facsimile or (c) sent by Federal Express or other reputable overnight courier (for next business day delivery), shipping prepaid as follows:

If to Barton:	Barton Beers, Ltd.
One South Dearborn Street
Suite 1700
Chicago, IL 60603
Attention: General Counsel
Telephone: (312) 346-9200
Facsimile: (312) 346-7488

With a copy to:	Nixon Peabody LLP
1300 Clinton Square
Rochester, NY
Attention: James A. Locke III
Telephone: (585) 263-1000
Facsimile: (585) 263-1600

If to Importer:	Crown Imports LLC
One South Dearborn St., #1700
Chicago, IL 60603
Attention: President
Telephone: (312) 873-9600
Facsimile: (312) 346-7488

With a copy to:	Barton in the manner provided above.

If to Marcas Modelo:	Marcas Modelo, S.A. de C.V.
Av. Javier Barros Sierra 555-3 Piso
Col. Santa Fe, 01210,
Mexico, D.F.
Attention: General Counsel
Telephone: (52.55) 2266-0000
Facsimile: (52.55) 2266-0000

With a copy to:	Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention: David Mercado, Esq.
Telephone: (212) 474-1756
Facsimile: (212) 474-3700

or such other address or addresses or facsimile numbers as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above. Notices will be deemed given at the time of personal delivery, if sent by facsimile, when sent with electronic notification of delivery or other confirmation of delivery or receipt, or, if sent by Federal Express or other reputable overnight courier, on the day of delivery.

6.5. This Agreement and the various schedules and exhibits thereto embody all of the understandings and agreements of every kind and nature existing between the parties hereto with respect to the transactions contemplated hereby. This Agreement supersedes all prior discussions, negotiations and agreements between the parties concerning the subject matter of this Agreement.

6.6. To the extent that any provision of this Agreement is invalid or unenforceable in the Territory or any state or other area of the Territory, this Agreement is hereby deemed modified to the extent necessary to make it valid and enforceable within such state or area, and the parties shall promptly agree in writing on the text of such modification.

6.7. The parties acknowledge that a breach or threatened breach by them of any provision of this Agreement will result in the other entity suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, the parties agree that any party may, in its discretion (and without limiting any other available remedies), apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief (without necessity of posting a bond or undertaking in connection therewith) in order to enforce or prevent any violations of this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law; provided, however, that the foregoing rights may not be exercised in the event that Barton sells its Membership Interest in the Company pursuant to Section 12.7 of the Company Agreement. The failure of either party at any time to require performance of any provision of this Agreement shall in no manner affect such party’s right to enforce such provision at any later time. No waiver by any party of any provision, or the breach of any provision, contained in this Agreement shall be deemed to be a further or continuing waiver of such or any similar provision or breach.

6.8. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement shall give any other person any legal or equitable right, remedy or claim under or with respect to this Agreement or the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

MARCAS MODELO, S.A. DE C.V.		CROWN IMPORTS LLC

By:	/s/ Alfredo Garcia Hernandez /s/ Margarita Hugues Velez	By:	/s/ William F. Hackett
Name:	Alfredo Garcia Hernandez Margarita Hugues Velez	Name: Title:	William F. Hackett President
Title:	Attorney In Fact

[Signature Page to Sub-license Agreement]

EXHIBIT A

TRADEMARKS

Mark	Registration No.	Date Registered
CORONA CERVEZA & Design	662,347	May 27, 1958
Crown & Griffins Design	1,462,155	Oct. 20, 1987
La Cerveza Mas Fina Design	1,495,289	July 5, 1988
CORONA (Stylized)	1,681,366	March 31, 1992
CORONA EXTRA (Stylized)	1,681,365	March 31, 1992
CORONA & Design	1,689,218	May 26, 1992
CORONA EXTRA & Design	1,729,694	Nov. 3, 1992
CORONA LIGHT	1,727,969	Oct. 27, 1992
CORONITA EXTRA	1,729,701	Nov. 3, 1992
CORONITA EXTRA & Design	1,761,605	March 30, 1993
MODELO	1,022,817	Oct. 14, 1975
MODELO ESPECIAL	1,055,321	Dec. 28, 1976
NEGRA MODELO	1,217,760	Nov. 23, 1982
PACIFICO	1,726,063	Oct. 20, 2004
PACIFICO & Design	1,336,171	May 14, 1985
PACIFICO CLARA	2,866,272	July 27, 2004

	Application Number	Application Date
CROWN IMPORTS	78944414	August 3, 2006
CROWN IMPORTS & Design	77031783	October 29, 2006